UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 7, 2007 (May 1, 2007)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

On May 1, 2007, Anthracite Capital, Inc., as seller ("Seller"), and Lehman Commercial Paper Inc., as buyer ("Buyer"), entered into a Master Repurchase Agreement (the "Repurchase Agreement").

Under the Repurchase Agreement, Seller and Buyer from time to time may enter into transactions in which Seller agrees to transfer to Buyer Purchased Assets (as defined in the Repurchase Agreement) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Purchased Assets at a date certain or on demand, against the transfer of funds by Seller. The funds Seller will transfer generally will be greater than the Buyer's purchase price by a price differential equal to interest on the purchase price at rates which range from 1-month LIBOR + 200 basis points for the initial term and first extension to 1-month LIBOR + 450 basis points for the second extension, if any. Although Seller and Buyer intend that all transactions under the Repurchase Agreement be sales and purchases and not loans (other than for accounting and tax purposes), in the event any such transactions are deemed to be loans, Seller pledges certain collateral to Buyer as security for the performance by Seller of its obligations under the Repurchase Agreement. The Repurchase Agreement contains affirmative and negative covenants which, among other things, require Seller to meet certain financial conditions, including minimum tangible net worth, minimum ratio of indebtedness to tangible net worth, minimum debt service coverage ratio and minimum liquidity.

The foregoing description of the Repurchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement and the Pricing Side Letter to the Repurchase Agreement, which are filed as Exhibit 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Master Repurchase Agreement, dated as of May 1, 2007, between Anthracite Capital, Inc., as seller, and Lehman Commercial Paper Inc., as buyer
10.2	Pricing Side Letter to Master Purchase Agreement, dated as of May 1, 2007, between Anthracite Capital, Inc., as seller, and Lehman Commercial Paper Inc., as buyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By: /s/ James J. Lillis
Name: James J. Lillis
Title:	Chief Financial Officer and Treasurer

Dated: May 7, 2007